UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 3, 2008
Wabash National Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208

(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File No.)	Identification No.)

1000 Sagamore Parkway South, Lafayette, Indiana	47905

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(765) 771-5310

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 3, 2008, Wabash National Corporation (the Company) issued a press release announcing the appointment of Mr. Joseph M. Zachman to the position of Senior Vice President and Chief Operating Officer. In addition to his current responsibilities associated with manufacturing operations, Mr. Zachman will assume the senior leadership role for product engineering, supply chain and purchasing management.
Mr. Zachman joined the Company in May 2005 as Vice President of Manufacturing and in June 2006 he was promoted to Senior Vice President — Manufacturing. Prior to joining the Company, Mr. Zachman was with TTM Technologies in Chippewa Falls, Wisconsin, where he served as Vice President and General Manager from December 2002 until December 2004. Previously, Mr. Zachman served as President of CDR Corporation from September 2001 until December 2002; Director of Operations of Sanmina Corporation from September 1997 until September 2001; and worked at Delco Electronics Corporation from January 1984 until September 1997 where he served in numerous positions of increasing responsibility in engineering and manufacturing management.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WABASH NATIONAL CORPORATION
Date: March 4, 2008	By:	/s/ Robert J. Smith
Robert J. Smith
Senior Vice President and Chief Financial Officer